Exhibit 23.1

JOEL SANDERS & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

1301 SHOTGUN ROAD

WESTON, FLORIDA 33326

MEMBER: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	TEL: (954) 916–2000 FACSIMILE: (954) 916–2021 EMAIL: jscpa1@ msn.com	MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 24, 2014, with respect to the combined statements of revenues and certain expenses of Landmark at Lakeway Meadows, LP, Landmark Lakeway Place, LP, Landmark Lakeway Trace, LP, Landmark Lakeway 36, LP. Landmark Lakeshore/Lakeview, LP, Landmark Lakeway Harbor, LP, Landmark Lakeway Point, LP, Landmark Lakeway Colony, LP, Landmark Highlands at Galloway, LP, Landmark Windridge Court, LP, Landmark at Grand Oasis, LP, Landmark at Coventry Pointe, LP, Landmark at Chesterfield, LP, Landmark at Rosewood, LP, Landmark at Bella Vista, LP, and Landmark at Maple Glen, LP for each of the three years in the period ended December 31, 2012 included in the Current Report on Form 8-K/A of Landmark Apartment Trust of America, Inc., as filed with the Securities and Exchange Commission on March 24, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (Registration No. 333-157375) of Landmark Apartment Trust of America, Inc.

/s/ JOEL SANDERS & COMPANY, P.A.

Weston, Florida
March 24, 2014